Exhibit 99.1

ARIAD Announces Dismissal of Shareholder Derivative Lawsuit in Federal District Court

CAMBRIDGE, Mass.--(BUSINESS WIRE)--March 10, 2015--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) announced today that the United States District Court for the District of Massachusetts dismissed the shareholder derivative lawsuit filed in late 2013 against the Company and certain of its officers and directors in connection with the events leading up to the temporary suspension of the marketing and commercial distribution of Iclusig® (ponatinib) on October 31, 2013, and subsequent re-launch in January 2014 based on revised U.S. prescribing information and a risk evaluation and mitigation strategy.

The suit alleged breach of fiduciary duty, misappropriation of confidential information and insider trading. The Court granted the Company’s motion to dismiss the lawsuit, concluding that the plaintiffs failed to make a demand of the Company’s board of directors to investigate the allegations as required by Delaware law, the state where the Company is incorporated, and also failed to allege sufficient facts to excuse that demand.

“We are pleased that the Court granted our motion to dismiss what we believed from the outset was a meritless lawsuit,” said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. “Our corporate values are always at the forefront as we continue to focus on executing our plan for sustained growth and anticipated profitability in 2018.”

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: our plans for sustained growth and anticipated profitability in 2018; and our efforts related to new oncology treatments, are forward-looking statements which are based on management's good faith expectations and involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. These factors, risks and uncertainties include, but are not limited to, the motion to dismiss the shareholder derivative lawsuit is appealable and could be overturned; our ability to secure a partnership for brigatinib (AP26113); difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products and product candidates; our ability to successfully commercialize and generate profits from sales of Iclusig or any future products; competition from alternative therapies; the conduct and results of preclinical and clinical studies of our product candidates; the adequacy of our capital resources and the availability of additional funding; patent protection and third-party intellectual property claims; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. After the date of this document, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

Iclusig® is a registered trademark of ARIAD Pharmaceuticals, Inc.

CONTACT:
ARIAD Pharmaceuticals, Inc.
For Investors
Kendra Adams, 617-503-7028
Kendra.adams@ariad.com
or
For Media
Liza Heapes, 617-621-2315
Liza.heapes@ariad.com